Exhibit (s)

Calculation of Filing Fee Tables

FORM N-2

(Form Type)

Hedge Fund Guided Portfolio Solution

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
					Newly Registered Securities

Fees to Be Paid

Fees Previously Paid

					Carry Forward Securities

Carry Forward Securities	Equity	Class A Shares and Class I Shares of beneficial interest(1)	Rule 415(a)(6)	---	---	$283,137,261(2)	$ 0.0001212(3)	$92,550(4)	N-2	333- 232800	July 31, 2019	$92,550

Total Offering Amounts						$283,137,261		$92,550

Total Fees Previously Paid								$92,550

Total Fee Offsets

Net Fee Due								$0

(1)

With exemptive relief from the Securities and Exchange Commission permitting Registrant to offer multiple classes of shares of beneficial interest, the offering currently includes the following share classes: Class A Shares and Class I Shares. In the future, other classes of shares of beneficial interest of the Fund may be registered and included in the offering.

(2)

Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is carrying forward to this Registration Statement the $750,000,000 aggregate offering price of unsold shares of beneficial interest that the Registrant previously registered for sale pursuant to Registration Statement on Form N-2 (File No. 333-232800) initially declared effective on July 31, 2019 (the “Prior Registration Statement”). The Prior Registration Statement carried forward the $500,000,000 of shares that were previously registered and for which $62,250 of registration fees were paid pursuant to the applicable rates at the time. Filing fees have been previously paid in connection with these unsold shares of beneficial interest. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee previously paid with respect to such unsold shares of beneficial interest will continue to be applied to such unsold shares of beneficial interest. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of unsold shares of beneficial interest under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

(3)	This Fee Rate reflects the fee for shares registered in 2019.

(4)

This amount represents the Total Amount of Registration Fee including those shares that were carried forward pursuant to the Registrant’s Registration Statement on Form N-2 (File No. 333-232800) effective July 31, 2019. The Prior Registration Statement carried forward the $500,000,000 of shares that were previously registered and for which $62,250 of registration fees were paid pursuant to the applicable rates at the time.